Exhibit 8



[Waring Cox, PLC Letterhead]




July 11, 1996



Fred's, Inc.
4300 New Getwell Road
Memphis, Tennessee 38118

Dear Sirs:


We have acted as your counsel in connection with the Registration Statement on Form S-4 of Fred's, Inc. filed with the Securities and Exchange Commission on July 9, 1996 (the "Registration Statement") and, subject to the receipt by us at the Effective Time of the representations set forth in Schedule 5.18 to the Merger Agreement, we hereby confirm to you our opinion as set forth under the heading "THE MERGER -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus dated July 11, 1996 and included in such Registration Statement.


We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Joint Proxy Statement/Prospectus under the heading "THE MERGER -- Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,



/s/ Waring Cox PLC